UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2007
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices and Zip Code)
(734) 477—1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On April 2, 2007, Borders Group, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Multicurrency Revolving Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other parties listed on the signature pages thereto. The Amendment generally permits the incurrence by the Company of unsecured indebtedness having a maturity at least three months after the maturity date of borrowings under the Credit Agreement, in an aggregate principal amount not to exceed $300 million (the “Unsecured Indebtedness”). In addition, the Amendment generally permits the Company and its subsidiaries to enter into certain derivatives transactions in connection with the issuance by the Company of the Unsecured Indebtedness.
     A copy of the Amendment is attached as Exhibit 10.1and is incorporated herein by reference. The description of the Amendment in this Current Report is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Amendment contained in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Second Amended and Restated Multicurrency Revolving Credit Agreement dated as of April 2, 2007, among the Company, its subsidiaries named therein and the lenders named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007	BORDERS GROUP, INC.

	By:	/s/ Edward W. Wilhelm

Edward W. Wilhelm Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

10.1	Amendment No. 1 to Second Amended and Restated Multicurrency Revolving Credit Agreement dated as of April 2, 2007, among the Company, its subsidiaries named therein and the lenders named therein.